Exhibit 31.2
Certification of Chief Financial Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
I, James E. Woys, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Health Net, Inc. (“Amendment No. 1”);

2.
Based on my knowledge, this Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1.

Date: November 21, 2014	/s/ JAMES E. WOYS
James E. Woys
Executive Vice President, Chief Financial and Operating Officer, and Interim Treasurer